Exhibit 5.1

London Freshfields Bruckhaus Deringer LLP 100 Bishopsgate London EC2P 2SR T +44 20 7936 4000 (Switchboard) E freshfields.com www.freshfields.com Our Ref 176711-0001

Haleon plc

1st Floor, Building 5

The Heights

Weybridge

Surrey

KT13 0NY

United Kingdom

5 August 2022

Dear Sir/Madam

Re: Haleon plc—Registration Statement on Form F-1 Exhibit 5.1

Introduction

1.

We are acting as English legal advisers to Haleon plc (the Company), a public limited liability company incorporated under the laws of England and Wales, with its registered office at 1st Floor, Building 5, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom, in connection with the registration statement on Form F-1 to which this opinion letter is attached as an exhibit (the Registration Statement), filed by the Company with the United States Securities and Exchange Commission (the SEC), pursuant to the United States Securities Act of 1933, as amended (the Securities Act).

2.

We note that following the demerger of GSK plc’s consumer healthcare business pursuant to the terms of the Demerger Agreement and the implementation of the Exchange Agreements (the Separation), the ordinary shares of the Company were admitted to the premium listing segment of the UK Financial Conduct Authority’s Official List and to trading on the Main Market of the London Stock Exchange on 18 July 2022.

3.

The Registration Statement is being filed in connection with the registration of the offer and resale by the selling securityholders (as defined in the Registration Statement) of up to (i) 3,559,371,012 ordinary shares with a nominal value of 1 pence per share (the Ordinary Shares) and (ii) 295,506,362 American Depositary Shares, representing 591,012,724 ordinary shares with a nominal value of 1 pence per share (such ordinary shares, together with the Ordinary Shares, the Shares), which were issued in connection with the Separation.

4.	Capitalised terms used without definition in this opinion or the schedules hereto shall have the meanings assigned to them in the Registration Statement unless indicated otherwise.

Freshfields Bruckhaus Deringer LLP is a limited liability partnership registered in England and Wales with registered number OC334789. It is authorised and regulated by the Solicitors Regulation Authority. For regulatory information please refer to www.freshfields.com/support/legalnotice.

A list of the members (and of the non-members who are designated as partners) of Freshfields Bruckhaus Deringer LLP is available for inspection at its registered office, 100 Bishopsgate, London EC2P 2SR. Any reference to a partner means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any of its affiliated firms or entities.

Documents Reviewed

5.

For the purposes of issuing this opinion, we have examined the documents listed in Schedule 3 to this opinion (the Documents). Unless explicitly stated in this opinion, we have not examined any other agreement, deed or document entered into by or affecting the Company or any other corporate records of the Company and have not made any other inquiry concerning it. Terms defined in the Schedules have the same meaning where used in this opinion (including, for the avoidance of doubt, the Schedules).

Nature of Opinion and Observations

6.	(a)

This opinion is confined to matters of English law (including case law) as at the date of this opinion. We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. A reference in this opinion to a statutory provision is to it as amended.

(b)

By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.

(c)	We should also like to make the following observations:

(i)

Factual Statements: we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable;

(ii)	Engagement Letter: we have carried out our legal work (including the provision of this opinion) on the basis of our engagement letter entered into with you;

(iii)	Tax: we express no opinion in respect of the tax treatment of the Separation;

(iv)	Enforceability: we express no opinion on whether the obligations of the Company under the Documents are enforceable against it in the English courts;

(v)

Nature of Role: we have not advised on the structure of the Separation as set out in the Demerger Agreement and the Exchange Agreements. Accordingly, we express no view as to the suitability of the structuring steps implemented to effect the Separation (as described in the Demerger Agreement and the Exchange Agreements); and

(vi)

Pensions: in giving this opinion, we have not considered whether the Separation might constitute a criminal offence or otherwise attract criminal liability under the amendments made by the UK Pension Schemes Act 2021 to the UK Pensions Act 2004.

Opinion

7.

On the basis stated in paragraph 6, and subject to the assumptions in Schedule 1, the qualifications in Schedule 2 and any matters not disclosed to us, we are of the opinion that the issue of the Shares by the Company was duly and validly authorised and the Shares were duly and validly issued and fully paid and no further amounts will be payable to the Company in respect thereof.

Benefit of Opinion

8.

This opinion is addressed to you for your own benefit in relation to the Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose, except that we consent to the filing of this opinion as an exhibit to the Registration Statement. Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms.

Consent

9.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Freshfields Bruckhaus Deringer LLP under the heading “Legal Matters” in the Registration

Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Governing Law

10.	This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP

Freshfields Bruckhaus Deringer LLP

Schedule 1

Assumptions

In considering the documents listed in Schedule 3 and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

(a)

Authenticity: (A) the genuineness of all signatures, (B) that a signatory has personally signed each Document either (i) by hand (a wet ink signatory); or (ii) by adding an image or their signature to an electronic version of the Document; or (iii) by adding their signature to an electronic version of the Document on a web-based electronic signing platform (e-platform) contemplated by the parties and their legal advisors; or (iv) by using a mouse, finger, stylus or similar to sign their name in an electronic version of the Document on a touchscreen device such as an iPad (each signature referred to in (ii) to (iv) an e-signature, and each signatory referred to in (ii) to (iv) an e-signatory), and (C) the genuineness of all stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies);

(b)	Copies: the conformity to originals of all Documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions;

(c)

Virtual signings: that the parties to the Documents complied with the procedures for counterpart signature and delivery of the Documents and that such parties validly authorised the attachment of their respective signature pages to the final text of the Documents;

(d)

Confirmation by legal adviser: in any case where the legal adviser of a party to the Documents attached and released the signature page of such party’s counterpart of a Document, that such legal adviser had all necessary authority from such party to do so;

(e)	Drafts: that, where a document has been examined by us in draft, in agreed form or in specimen form, it will be or has been executed in the form of that draft, agreed form or specimen form;

(f)	Corporate authority: in relation to the company:

(i)

that the Articles of Association adopted on 31 May 2022, the Certificate of Incorporation dated 20 October 2021, the Certificate of re-registration dated 23 February 2022 and the Certificate of Incorporation on Change of Name dated 28 February 2022 of the Company in the form referred to in Schedule 3 are in force at the date hereof and were in force in such form at the time of the issuance and the Separation;

(ii)

that the general meeting of the Company on 23 May 2022 was duly convened, a quorum of shareholders was present and the resolution in the form referred to in Schedule 3 authorising the directors of the Company, in accordance with section 551 of the Companies Act 2006, to exercise all powers of the Company to allot ordinary shares up to an aggregate nominal value of £100,000,000,000, was duly passed at the meeting and has not and at the time of the issuance and Separation had not been amended, revoked or rescinded and will be in full force and effect, and that all filings required to be filed with the Registrar of Companies in connection with such meeting were filed with the Registrar of Companies within the relevant statutory time limits;

(iii)

that the meeting of the board of directors of the Company held, inter alia, to resolve to allot and issue the Shares was properly constituted and convened, that all relevant policies and procedures of the Company in connection therewith were complied with, that a quorum of properly appointed directors of the Company (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) were present throughout and that the resolutions in which the directors resolved to issue and allot the Shares were properly passed at such meeting, that all provisions contained in the Companies Act 2006 and the Articles of Association of the Company relating to the disclosure of directors’ interests and the power of interested directors to vote were duly observed, and that at the time of the Separation such resolutions had not been amended, revoked or rescinded and were in full force and effect;

(g)

Directors’ Duties: that the directors of the Company, in authorising execution of the Documents and the allotment and issue of the Shares, exercised their powers in accordance with their duties under all applicable laws and the Articles of Association of the Company;

(h)

Other Parties—Corporate Capacity/Approval: that each of the parties to the Documents (other than the Company) has the necessary capacity and corporate power to execute, deliver and perform the Documents, and that the Documents were duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the Company, the laws of England);

(i)

Validity under Laws: that the Documents constitute legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws and that insofar as the laws or regulations of any jurisdiction may be relevant to: (i) the obligations or rights of any of the parties under the Documents; or (ii) any of the transactions contemplated by the Documents, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any of such obligations, rights or transactions;

(j)	No Escrow: that the Documents were delivered by the parties and are not subject to any escrow or other similar arrangement;

(k)

No Amendments: that the Documents have not been amended, terminated, rescinded or varied, that there has been no breach of any of its provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Documents are not affected in any way by any relevant provisions of any other document or agreement (other than any other of the documents listed in Schedule 3) or any course of dealings between the parties thereto;

(l)

Unknown Facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 3 or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(m)

Company Search: that the information revealed by our search (carried out by us or by Legalinx Limited trading as GlobalX on our behalf on 4 August 2022) of the public documents of the Company kept at Companies House in Cardiff (the Company Search): (i) was accurate in all respects and has not since the time of such searches been altered; and (ii) was complete and included all relevant information which had been properly submitted to the Registrar of Companies;

(n)

Winding-up Enquiry: that the information revealed by our search (carried out by us or by Legalinx Limited trading as GlobalX on our behalf) on 4 August 2022 of the Central Registry of Winding-up Petitions (the Winding-up Enquiry) was accurate in all respects and has not since the time of such enquiry been altered;

(o)

Bad Faith, Fraud, Duress: the absence of bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to the Documents and their respective directors, employees, agents and advisers (excepting ourselves);

(p)

Filings: that all statutory notifications under the Companies Act 2006 in relation to the Shares have been duly made and valid entries were made in the books and registers of the Company reflecting the issuance;

(q)

Warranties: that the warranties given by the respective parties in the Documents in each case were true, correct, accurate and complete in all respects on the date such warranties were expressed to be made and that the terms of the Documents have been observed and performed by the parties thereto;

(r)

Financial crime, national security and investment, antitrust and criminal cartel, sanctions, pensions and human rights etc.: that the parties to the Documents and all parties representing them have complied (and will continue to comply) with all applicable anti-terrorism, national security and investment laws , anti-corruption, anti-money laundering, anti-tax evasion, other financial crime, civil or criminal antitrust, cartel, competition, public procurement, state aid, anti-subsidy, sanctions, pensions and human rights laws and regulations which may affect the Separation, and that performance and enforcement of the Documents is, and will continue to be, consistent with all such laws and regulations; and

(s)	Other: that the Documents were entered into for bona fide commercial reasons by each of the parties thereto.

Schedule 2

Qualifications

Our opinion is subject to the following qualifications:

(a)	Company Search: the Company Search is not capable of revealing conclusively whether or not:

(i)	a winding-up order has been made or a resolution passed for the winding up of a company;

(ii)	an administration order has been made;

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)	a court order has been made under the Cross Border Insolvency Regulations 2006;

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(a)

Winding-up Enquiry: the Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London; and (iv) a notice of a moratorium under Part A1 of the Insolvency Act 1986. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment or notice of a moratorium has been presented or winding-up or administration order granted, because:

(i)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)

in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment and a notice of moratorium, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(iii)

a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;

(iv)

details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 and details of a notice of moratorium under Part A1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)	with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to1994; and

(b)

Insolvency: this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, moratorium, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time.

Schedule 3

Documents Reviewed

(a)	a copy the Registration Statement filed under the Securities Act on 27 July 2022;

(b)	a draft of the amended Registration Statement to be filed under the Securities Act on the date hereof;

(c)

copies of the Company’s Certificate of Incorporation dated 20 October 2021, the Company’s Certificate of re-registration dated 23 February 2022 and the Company’s Certificate of Incorporation on Change of Name dated 28 February 2022 certified to be true and correct copies;

(d)	a copy of the Articles of Association of the Company in force as at 4 August 2022, certified to be a true and correct copy;

(e)	copies of the resolutions passed by general meeting of the Company on 23 May 2022, certified to be true and correct copies;

(f)	copies of the resolutions of the board of directors of the Company dated 23 May 2022, certified to be true and correct copies;

(g)

a copy of the court order sanctioning Haleon plc’s capital reduction whereby the nominal value of the ordinary shares was reduced from £1.25 to 1 pence and a statement of capital filed at Companies House on 2 August 2022;

(h)	the Demerger Agreement;

(i)	the Exchange Agreements; and

(j)

a search carried out on 4 August 2022 (carried out by us or by Legalinx Limited trading as GlobalX on our behalf) of the public documents of the Company kept at Companies House in Cardiff (the Company Search).